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                                                                   Exhibit 10.34

                           MANCHESTER COMPANIES, INC.

                                ENGAGEMENT LETTER

THIS AGREEMENT (the "Agreement" dated as of May 7, 2004 between Redline Performance Products, Inc., located at 1120 Wayzata Boulevard East, Suite 200, Wayzata, MN 55391 (the "Company" or "Redline") and Manchester Companies, Inc. ("MCI") appoints MCI as an operational and financial advisor ("Advisor") to Redline. MCI acknowledges that Redline is a development stage company engaged in the design, manufacture, and marketing of snowmobiles under the Redline brand name. MCI understands that the Company is in need of operational and financial advisory services. In connection with the foregoing, the Company and MCI agree that:

      1.    SCOPE. The scope of MCI's services ("Services") will be to:

            - Provide operational and financial review and assessment of the issues currently facing the Company

            - MCI will present its findings to the Board of Directors of Redline, including a remediation plan to address the current issues facing the Company

            -     Assist the Company as it implements the remediation plan

            - Assist the Company's financial advisors as needed relating to additional potential financing

            - Coordinate and provide direction to the professional team assisting the Company. The professional team may include, but is not limited to, management of Redline, MCI employees, legal counsel, and public relations professionals

      2. RETENTION/TERMINATION. MCI will act as the Company's Advisor from the date of this Agreement and for a period of thirty (30) days thereafter, during which time neither party may terminate this Agreement except for the failure by MCI to provide, using reasonable business practices, the Services described herein. After the initial thirty day period, this Agreement will continue on a month-to-month basis at a fee to be mutually determined by the parties until either party, upon at least fifteen (15) days prior written notice to the other, terminates this Agreement.

      3. SERVICES. Applying reasonable business efforts, MCI will provide Redline with the Services outlined herein. MCI is not authorized to make any agreements or commitments for the Company without its written consent.

      4. ADDITIONAL TERMS OF RETENTION. Notwithstanding any other provision of this Agreement, MCI is solely an independent contractor of and a consultant to Redline.

            Furthermore, MCI does not provide legal advice and Company agrees to rely upon advice from its own legal counsel as to all legal matters. Redline acknowledges it is entering into

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            this Engagement Agreement without any promises or representations by
            MCI or any third party as to actual results that will be achieved by MCI.

      5.    FEES; EXPENSES.

            a. For providing the professional services described herein, MCI shall be paid professional fees of fifty thousand dollars ($50,000) as follows:

                  - Thirty thousand dollars ($30,000), payable in cash, upon execution of this Agreement, and

                  -     Twenty thousand dollars ($20,000) payable in cash twenty
                        (20) days following execution of this Agreement;

                  - Fees for subsequent thirty (30) day periods will be mutually determined by MCI and the Company and billed monthly and due upon receipt.

            b. Expenses - Redline agrees to, on an as-incurred basis, as documented by MCI, to reimburse MCI for all reasonable out-of-pocket expenses incurred in connection with the rendering of the Services described herein. MCI will submit expense reimbursement bills on a monthly basis and Redline agrees that they will be paid within 10.

            c. Expenses not included - MCI's fees do not include any fees which may be charged by other related or non-related entities involved in pursuit of the execution of the Services outlined herein. Such other fees may include, but are not limited to, those charged by Bankers, legal counsel, auditors and tax advisors, appraisal companies, environmental testing concerns, lenders, industry consultants and other consultants or professionals as may be mutually determined to be necessary.

      6. COOPERATION. Redline will cooperate with MCI and provide, where possible, financial and other information reasonably requested by MCI on a timely basis and make available its management and advisors for the purpose of rendering its services pursuant to this Agreement.

      7.    CONFIDENTIALITY.

            a. Any information received by the parties and clearly identified as confidential, will be treated by Redline and MCI as confidential except as required by law. MCI will also treat as confidential the contemplated plans and strategies of Redline. Neither Redline nor MCI will, unless required by a statute, rule, regulation, agency or court, make any public or private statements about Redline's contemplated plans and strategies, without the prior written consent of the other parties to this Agreement.

            b. Without limiting the generality of Section 7, any advice rendered by MCI pursuant to this Agreement may not, unless required by statute, rule, regulation, agency or court, be disclosed publicly or privately in any matter without MCI's prior written approval and will be treated as confidential.

            c. With respect to information about the business provided by Redline and clearly identified as or communicated under circumstances so as to be reasonably understood to be confidential, MCI agrees that, for a period of three (3) years from the date of this Agreement, such information will be kept confidential by it and that access to such information will be limited to those persons who have a need to know the information. MCI further agrees that such information shall be deemed to be the property of

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                  Redline and, when in tangible form, shall be returned to
                  Redline upon request. Redline information shall be used only for purposes expressed herein and may be used for other purposes only with the prior written approval of Redline. MCI also agrees to keep confidential in accordance herewith any analysis, compilation, study, or other documents prepared by MCI for use in connection with the above-mentioned Services. Notwithstanding any other provision of this Agreement, MCI's use and disclosure of Redline's confidential information related to its intellectual property may be further restricted to the extent of, and MCI agrees to become bound by, any more restrictive terms of any Agreement with any third party(ies) regarding Redline's sale or licensing of such intellectual property.

            d. For the purpose of this section, the phrase "confidential information" does not include information which (i) is or becomes available to the public other than as a result of a disclosure in violation of the terms hereof; (ii) was in the possession of a respective party on a non-confidential basis prior to its disclosure under this Agreement; or (iii) becomes available on a non-confidential basis from a source other than a party hereto or its respective representative.

      8. INDEMNIFICATION. If, in connection with any Services or matters that are the subject of this Agreement, MCI or any of its directors, officers, employees or agents becomes involved in any capacity in any action or legal proceeding, pending or threatened, Redline agrees (i) to reimburse MCI or any of its directors, officers, employees or agents for the reasonable legal fees, disbursements of counsel and other expenses including the cost of investigation and preparation incurred by MCI or any of its directors, officers, employees or agents as such fees, disbursements and other expenses are incurred; and (ii) to indemnify, defend, and hold MCI or any of its directors, officers, employees or agents harmless against any losses, claims, damages, or liabilities, joint or several, to which MDI or any of its directors, officers, employees or agents may become subject arising out of any such action or legal proceeding. Notwithstanding the foregoing, Redline shall not be required to indemnify, defend or hold MCI or any of its directors, officers, employees or agents harmless against any losses, claims, damages, or liabilities to the extent such action or legal proceedings is a result of the gross negligence, willful misconduct, bad faith or self-dealing of MCI or any of its directors, officers, employees or agents as determined by a judicial proceeding.

      9. SURVIVAL. The provisions of this Agreement shall, where applicable, survive the expiration of the period of this Agreement, including any extensions thereof. Without limiting the foregoing, Sections 5, 8 and 10 shall survive the termination of this Agreement.

      10. ADVERTISING. The Company authorizes MCI to utilize its name, logo, and a description of services provided by the Company for MCI promotional purposes in a "tombstone" or other promotional material, including, but not limited to, materials included in brochures, advertisements, MCI website(s), and collateral materials for use in MCI's sales and marketing activities. MCI agrees not to disclose the proceeds received from the Company in such advertisements.

      11. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels as of the date hereof all prior understandings, written or oral, with respect to the subject matter hereof.

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      12.   GOVERNING LAW. This Agreement and the agreements contained herein shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without giving effect to the principles of conflicts of law thereof.

      13. MISCELLANEOUS. Facsimile copies of this Agreement, signed in counterpart, shall be considered for all purposes, including delivery, as originals.

      14. ENGAGEMENT DATE. MCI is prepared to begin the proposed engagement immediately, pending the execution of this Engagement Agreement and upon receipt of the first payment of $30,000.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MANCHESTER COMPANIES, INC.                    REDLINE PERFORMANCE PRODUCTS, INC.

          /s/ James W. Simpson                         /s/ Mark Payne
--------------------------------------        ----------------------------------
  By:     James W. Simpson                      By:    Mark Payne
  Its:    Business Manager                      Its:   President and CFO

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